Exhibit 10.17

Schedule of Executives with

Continuity Agreements

Title	Name	YearsComp*
Chairman, President and Chief Executive Officer	Stephen D. Newlin	3

Executive Vice President and Chief Financial Officer	Robert M. Patterson	3

Senior Vice President, President of Distribution	Kurt C. Schuering	1

Senior Vice President, Supply Chain and Operations	Thomas J. Kedrowski	3

Senior Vice President and Chief Information and Human Resources Officer	Kenneth M. Smith	3

Senior Vice President, Chief Commercial Officer	Michael E. Kahler	3

Senior Vice President, President of Performance Products and Solutions	Robert M. Rosenau	3

Senior Vice President, President of Europe and South America	Bernard P. Baert	2

Vice President, General Counsel and Secretary	Lisa K. Kunkle	3

Vice President, Mergers and Acquisitions	Joel Rathbun	1

Senor Vice President and President, Global Specialty Engineered Materials	Craig M. Nikrant	1

Senior Vice President and President, Global Specialty Color, Additives and Inks	John V. Van Hulle	1

Vice President, Innovation, Sustainability and Chief Innovation Officer	Cecil C. Chappelow	1

Vice President, Treasurer	Daniel O’Bryon	1

Vice President, Tax	Frank Vari	1

Vice President, Corporate Controller	Vincent W. Shemo	1

Vice President, Marketing	Julie McAlindon	1

Vice President, Planning and Investor Relations	Cynthia D. Tomasch	1

Vice President, Key Account Management	Mark Crist	1

* Years of compensation payable upon change of control.